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                                                                    Exhibit 23.2



                    Consent of Independent Public Accountants
                    -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports Giftpoint.com, Inc. and GiftSpot.com, Inc. dated April 17, 2000 and GiftCertificates.com, Inc. dated May 4, 2000 (and to all references to our firm) included in or made a part of this registration statement.

                                                        /s/ Arthur Andersen LLP

New York, New York                                          Arthur Andersen LLP
June 12, 2000